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                                                                  EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Solectron Corporation:


We consent to the incorporation by reference in the registration statements (Nos. 333-69443, 333-46304, 333-46300, 333-40176, 333-34494, 333-92269,
333-75865, 333-85949, 333-89035, 333-75813, 333-24293, 333-02523, 333-17643,
333-56220, 333-56464, 333-60684, 333-64454, 333-69182, 333-73238, 333-74946,
333-84066, 333-96823, 033-58580, 333-46686, 033-57575, 033-75270, 033-33461,
033-58210, 333-83297, 333-02945, 333-15983, 333-49206, 333-102534, 333-102535,
and 333-107127) on Forms S-3, S-4 and S-8 of Solectron Corporation of our report dated November 10, 2003, with respect to the consolidated balance sheets of Solectron Corporation and subsidiaries as of August 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity, comprehensive income (loss), and cash flows for each of the years in the three-year period ended August 31, 2003, and the related financial statement schedule, which report appears in the August 31, 2003 annual report on Form 10-K of Solectron Corporation.

Our report dated November 10, 2003 contains an explanatory paragraph stating that effective as of September 1, 2001, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets".

/S/ KPMG LLP


Mountain View, California
November 10, 2003